EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Haymaker Acquisition Corp. II dated as of June 11, 2019 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 19, 2019

LINDEN CAPITAL L.P.
By:		Linden GP LLC, its general partner

	By:	/S/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN GP LLC

By:		/S/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN ADVISORS LP

By:		/S/ Saul Ahn
Saul Ahn,
General Counsel

/S/ Saul Ahn, as Attorney-in-Fact for Siu Min Wong
SIU MIN WONG